Exhibit 99.1

United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended October 31, 2008

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(160,243,970)
Unrealized Gain (Loss) on Market Value of Futures	31,259,370
Interest Income	1,011,014
ETF Transaction Fees	22,000
Total Income (Loss)	$(127,951,586)

Expenses
Investment Advisory Fee	$443,668
Brokerage Commissions	89,202
SEC & FINRA Registration Fees	86,675
K-1 Tax Expense	41,391
NYMEX License Fee	23,001
Audit Fees	16,150
Non-interested Directors' Fees and Expenses	11,224
Total Expenses	$711,311
Net Gain (Loss)	$(128,662,897)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 10/1/08	$1,114,613,948
Additions (2,800,000 Units)	83,637,875
Withdrawals (8,600,000 Units)	(260,872,271)
Net Gain (Loss)	(128,662,897)

Net Asset Value End of Period	$808,716,655
Net Asset Value Per Unit (27,900,000 Units)	$28.99

To the Limited Partners of the United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2008 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of the United States Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502